                                                                  EXHIBIT 4.6(b)




                                                                  CONFORMED COPY




                           AMENDMENT TO THE FIVE YEAR

                                CREDIT AGREEMENT

                          DATED AS OF JANUARY 27, 1999


    This Amendment to the $125,000,000 Five Year Credit Agreement dated as of
     January 27, 1999 ("Amendment") is entered into as of January 23, 2002.

                                    RECITALS

         This Amendment is entered into in reference to the following facts:

                  (a) The Five Year Credit Agreement is dated as of January 27, 1999 (as the same may be amended, supplemented or otherwise modified from time to time, the "Five Year Credit Agreement") among, inter alios, Arch Chemicals, Inc., Olin Corporation, the Lenders and Agents party thereto and JPMorgan Chase Bank, as Administrative Agent for the Lenders. Capitalized terms used in this Amendment without definition shall have the respective meanings assigned to them in the Five Year Credit Agreement.

                  (b) The Borrower, the Agents and Required Lenders desire to amend the Five Year Credit Agreement in order to make certain amendments as more particularly described herein to the financial covenants and certain financial definitions.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

                             ARTICLE ONE - AMENDMENT

         1.1 Amendment of definition of "Applicable Rate". (a) Item (i) of the definition of "Applicable Rate" shall be amended by the deletion in its entirety of the existing table and its substitution with the following:





                                                                       EXECUTION

"

                  CONSOLIDATED                    ABR       EURODOLLAR
                 LEVERAGE RATIO                  SPREAD       SPREAD                 FACILITY FEE RATE
                 --------------                  ------       ------                 -----------------
       less than or equal to 0.5                 0.000%       0.425%                       0.200%

       > 0.5 and less than or equal to 1.5       0.000%       0.525%                       0.225%

       > 1.5 and less than or equal to 2.5       0.000%       0.625%                       0.250%

       > 2.5 and less than or equal to 3.5       0.000%       0.950%                       0.300%

       > 3.5                                      0.50%       1.500%                       0.500%

                                                                                                         "

         (b) Item (ii) of the definition of "Applicable Rate" shall be amended by the deletion in its entirety of the existing table and its substitution with the following:

"

              SENIOR UNSECURED          ABR         EURODOLLAR
                DEBT RATING            SPREAD         SPREAD       FACILITY FEE RATE
                -----------            ------         ------       -----------------
       A/A3                            0.000%         0.325%            0.175%

       BBB+ /Baa1                      0.000%         0.425%            0.200%

       BBB/Baa2                        0.000%         0.525%            0.225%

       BBB-/Baa3                       0.000%         0.625%            0.250%

       < BBB-/Baa3                     0.000%         0.950%            0.300%

       less than or equal to  BB+/Ba1   0.50%         1.500%            0.500%

                                                                                                   "


         1.2 Amendment of Section 6.05. Section 6.05 shall be amended by the deletion of "the date hereof would not exceed the sum of (x) $65,000,000 plus
(y) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) since the date hereof" and the substitution therefor of the words "December 31, 2001 would not exceed the sum of (x) $40,000,000 plus (y) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) since December 31, 2001".


                                       2                               EXECUTION

         1.3 Amendment of Section 6.12. Section 6.12(a) shall be amended by the deletion at the end of thereof of "3.5:1.0" and its substitution with the following "the correlative ratio indicated below:

         FOR QUARTER PERIOD ENDING                   CONSOLIDATED LEVERAGE RATIO
         -------------------------                   ---------------------------
         December 31, 2001                                       3.75

         March 31, 2002                                          4.50

         June 30, 2002                                           4.00

         September 30, 2002                                      3.75

         December 31, 2002 and thereafter                        3.50

                  ARTICLE TWO - REPRESENTATIONS AND WARRANTIES

         2.1 Borrower Representations and Warranties. In order to induce the Agents and the Lenders to enter into this Amendment, the Borrower represents and warrants as follows:


                  (a) The Borrower has the power and authority and has taken all action necessary to execute, deliver and perform this Amendment and all other agreements and instruments executed or delivered or to be executed or delivered in connection herewith and therewith and this Amendment and such other agreements and instruments constitute the valid, binding and enforceable obligations of the Borrower.

                  (b) The Borrower's representations and warranties contained in the Five Year Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof and no Default or Event of Default has occurred and is continuing as of the date hereof (for the avoidance of doubt in each case for the purposes of this Section 2.1 (b), after giving effect to this Amendment and the amendment dated of even date herewith to the 364-Day Facility).

         2.2 Acknowledgment of Borrower. The Borrower expressly acknowledges and agrees that as of the date hereof, it has no offsets, claims or defenses whatsoever against any of the Indebtedness or obligations owing under the Five Year Credit Agreement.


                                       3                               EXECUTION

                      ARTICLE THREE - CONDITIONS PRECEDENT

         3.1 Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions on or before the date hereof:


                  (a) Receipt by the Administrative Agent of copies of this Amendment duly executed by each of the Borrower, Agents and Required Lenders.

                  (b) The Borrower shall have paid all fees, costs and expenses owing to the Administrative Agent and the Administrative Agent's counsel through the date hereof, including without limitation, in respect of the preparation, execution and delivery of this Agreement.

                  (c) The Borrower shall have paid to each Lender executing this Amendment an amendment fee equal to 0.125% of the total amount of the Commitments of such Lender under the Five Year Credit Agreement.

                        ARTICLE FOUR - GENERAL PROVISIONS

         4.1 Full Force and Effect. Except as expressly amended hereby, the Five Year Credit Agreement and all other documents, agreements and instruments relating thereto are and shall remain unmodified and in full force and effect. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Five Year Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Five Year Credit Agreement as amended hereby, and this Amendment and the Five Year Credit Agreement shall be read together and construed as a single instrument.

         4.2 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and that all of which taken together shall constitute one and the same instrument, respectively. Delivery of an executed counterpart of this Amendment by facsimile shall be equally effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Amendment, but failure to do so shall not effect the validity, enforceability, of binding effect of this Amendment.


                                       4                               EXECUTION

         4.3 Final Agreement. This Amendment is intended by the Borrower, the Agents and the Lenders to be the final, complete, and exclusive expression of the agreement between them with respect to the subject matter hereof. This Amendment supersedes any and all prior oral or written agreements relating to the subject matter hereof. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agents under the Five Year Credit Agreement, nor constitute a waiver of any provision of the Five Year Credit Agreement.

         4.4 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.




                                       5                               EXECUTION

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                    JPMORGAN CHASE BANK,
                                    individually and as Administrative Agent,



                                    By:  /s/  Lawrence Palumbo, Jr.
                                       --------------------------------------
                                       Name:  Lawrence Palumbo, Jr.
                                       Title: Vice President




                                    BANK OF AMERICA, N.A.,
                                    individually and as Syndication Agent,



                                    By:  /s/  Donald J. Chin
                                       --------------------------------------
                                       Name:  Donald J. Chin
                                       Title: Managing Director




                                    WACHOVIA BANK, N.A.,
                                    individually and as Documentation Agent,



                                    By:  /s/  Robert Wilson
                                       --------------------------------------
                                       Name:  Robert Wilson
                                       Title: Vice President




                                    BANK ONE, NA



                                    By:  /s/  Mahua G. Thakurta
                                       --------------------------------------
                                       Name:  Mahua G. Thakurta
                                       Title: Commercial Banking Officer




                                                                       EXECUTION

                                    THE BANK OF NEW YORK



                                    By:  /s/  Joanna S. Bellocq
                                       --------------------------------------
                                       Name:  Joanna S. Bellocq
                                       Title: Vice President





                                    FIRST UNION NATIONAL BANK



                                    By:  /s/  Robert Wilson
                                       --------------------------------------
                                       Name:  Robert Wilson
                                       Title: Vice President




                                    FLEET NATIONAL BANK



                                    By:  /s/  Esteban A. Arrondo
                                       --------------------------------------
                                       Name:  Esteban A. Arrondo
                                       Title: Vice President




                                                                       EXECUTION

                                    SUNTRUST BANK



                                    By:  /s/  David G. Jones
                                       --------------------------------------
                                       Name:  David G. Jones
                                       Title: Managing Director


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:




                                    ABN AMRO BANK N.V.



                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:




                                    PNC BANK, NATIONAL ASSOCIATION



                                    By:  /s/  Donald V. Davis
                                       --------------------------------------
                                       Name:  Donald V. Davis
                                       Title: Vice President




                                                                       EXECUTION

                                    STATE STREET BANK & TRUST COMPANY



                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:




                                    ING (US) CAPITAL LLC



                                    By:  /s/  John Kippax
                                       --------------------------------------
                                       Name:
                                       Title: Managing Director


                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:




                                                                       EXECUTION

Agreed and accepted:


ARCH CHEMICALS, INC.



By:  /s/  W. Paul Bush
   -------------------------
   Name:  W. Paul Bush
   Title: V.P. and Treasurer




                                                                       EXECUTION